Exhibit 10.8(h)

DESCRIPTION OF 2015 SALARIES FOR

2014 NAMED EXECUTIVE OFFICERS

Annualized salary rates effective January 1, 2015 for the current executive officers of the Company who are expected to be named in the executive compensation disclosures of the Company’s 2015 proxy statement in relation to fiscal year 2014 (“2014 Named Executive Officers”) are:

Officer Name	2015 Cash Salary
D. Bryan Jordan	$825,000
William C. (B.J.) Losch III	425,000
Michael E. Kisber	600,000
David T. Popwell	450,000
Charles T. Tuggle, Jr.	475,000

Salary rates generally continue in effect until they are changed.